STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT is made and entered into as of November 10, 2000, by and between the individuals listed in Schedule A attached hereto ("Sellers"), and

                  CastPro.com, Inc., A Nevada corporation (the "Purchaser").
                                                                ---------

                              W I T N E S S E T H:
                              - - - - - - - - - --


                  WHEREAS, the Sellers own an aggregate of 1,000 shares of the common stock of PTS TV, a Texas corporation (the "Company"), which constitute all of the issued and outstanding shares of the Company's capital stock; and

                  WHEREAS, the Sellers wish to sell to the Purchaser all of such common shares (the "Shares") of the common stock of the Company pursuant to the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser and the Sellers hereby agree as follows:

                                   ARTICLE I.

                           Purchase and Sale of Stock


                           Section 1.01 Purchase and Sale of Stock. Subject to the terms and conditions hereof, on the Closing Date (as defined below) the Sellers agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the
                  Shares:

                           (a) In exchange for 2,000,000  shares of  Purchaser's
                  Class A convertible preferred stock, par value $1.00 per share (the "Preferred Stock"), which Preferred Stock shall be delivered to the Sellers pro rata, in proportion to the Seller's current ownership of Company common stock. The Preferred Stock shall the rights, preference and restrictions set forth on the Certificate of Determination attached hereto as Schedule B.

                           (b) At the Closing (as hereinafter defined) Purchaser
                  will deposit with an escrow agent agreeable to Sellers and Purchaser pursuant to an escrow agreement in the form attached hereto as Exhibit A (the "Escrow Agreement"), one million shares of Preferred Stock, which shares would be delivered to the Sellers (pro rata in proportion to their current ownership of Company common stock) upon attainment by the Company of gross revenues of at least $24 million during the twelve-month

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                  period  ending  December 31, 2001,  and at least $1 of pre-tax
                  net  income   for  the  same   period  as   audited.   If  the
                  above-mentioned pre-tax net income and revenues are not achieved, the one million shares of Preferred Stock will be delivered from escrow back to Purchaser.

                           (c) Purchaser agrees to issue to the Sellers (pro rata in proportion to their current ownership of Company common stock) one share of its common stock for each dollar of the Company's pre-tax income, as audited, during each of the two twelve-month periods ending on December 31, 2001 and 2002. Any and all stock issued under this Section 1.01(c) shall be delivered by Purchaser to Sellers within 60 days after the end of each respective calendar year. The Sellers shall receive a maximum under this provision of 7.5 million shares of common stock combined for both calendar years stated above.

                           (d) Purchaser  shall,  until after December 31, 2002,
                  cause the Company to operate independently and to maintain its separate corporate identity.

                           (e) For purposes of this Agreement,  "pre-tax income"
                  of the Company for each of the years ended December 31, 201 and 2002 shall mean its aggregate earnings net of losses from operations, after deduction of all appropriate expenses, charges and reserves, but before adjustment for federal, state, and local income or franchise taxes. Pre-tax income shall be determined in accordance with the Company's generally accepted accounting principles, consistently applied per an audit by the firm of independent certified public accountants engaged by the Purchaser for its audit ("Purchaser's Accountants"); provided, however, that in determining such pre-tax income:

                                    (i) pre-tax income shall be computed without
                           regard to "extraordinary items" of gain or loss as that term shall be defined in GAAP;

                                    (ii)  pre-tax  income  shall not include any
                           gains, losses or profits realized from the sale of any assets other than in the ordinary course of business;

                                    (iii)  no  deduction  shall  be made for any
                           management fees, general overhead expenses or other intercompany charges, of whatever kind or nature, charged by the Purchaser to the Company, except that the Purchaser may charge interest on any loans or advances made by the Purchaser to the Company in connection with its business operations at a rate of 8% per annum;

                                    (iv) no deduction shall be made for legal or
                           accounting fees and expenses arising out of this Agreement; and

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

                                    (v) the  purchase  and sales prices of goods
                           and services sold by the Company to the Purchaser or its affiliates or purchased by the Company from the Purchaser or its affiliates shall be adjusted to reflect the amounts that the Company would have realized or paid if dealing with an independent party in an arm's length commercial transaction.

                           (f) Time of Determination.
                               ---------------------

                                    (i) The pre-tax  income of the Company shall
                           be determined promptly after the close of each of the 2001 and 2002 fiscal years by an audit conducted by Purchaser's Accountants. Copies of their reports setting forth their computation of the pre-tax income of the Company shall be submitted in writing to the Sellers and the Purchaser and, unless either Sellers or the Purchaser notifies the other within 20 business days after receipt of the report that its objects to the computation of pre-tax income set forth therein, the reports shall be binding and conclusive for the purposes of this Agreement. The Sellers shall have access to the books and records of the Company and to Purchaser's Accountants' workpapers during regular business hours to verify the computation of pre-tax income made by Purchaser's Accountants.

                                    (ii) If  either  a Seller  or the  Purchaser
                           notifies the other in writing within 20 business days after receipt of Purchaser's Accountants' report that it objects to the computation of the pre-tax income set forth therein, the amount of pre-tax income for the fiscal year for which such report relates shall be determined by negotiation between the Sellers and the Purchaser. If the Sellers and the Purchaser are unable to reach agreement within 20 business days after such notification, the determination of the amount of pre-tax income for the period in question shall be submitted to a mutually agreeable third party firm of independent certified public accountants ("Special Accountants") for determination, whose determination shall be binding and conclusive on the parties. If the Special Accountants determine that the pre-tax income has been understated by 5% or more, then the Purchaser shall pay the Special Accountants' fees, costs and expenses. If pre-tax income has not been understated or has been understated by less than 5%, then the Sellers shall pay the Special Accountants' fees, costs and expenses.

                           Section 1.02 Closing Date.  The  consummation  of the
                  purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of CastPro.com, Inc, located at 11300 West Olympic Boulevard, Suite 730, Los Angeles, CA 90064

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

                  at 10:00 AM (Local Time) on December 15, 2000, or at such other time and place as the Sellers and the Purchaser may mutually agree (the "Closing Date").


                                  ARTICLE II.

                  Representations and Warranties of the Sellers


                           Section 2.01 Representations of Each of the Sellers. Each of the Sellers represents and warrants to the Purchaser that the following is true and correct as of the date hereof and shall be true and correct as of the Closing Date. The representations and warranties of the Sellers set forth in this Section 2.01 are several obligations, meaning that the particular Seller making the representation and warranty will be solely responsible therefor to the extent provided in
                  Section 6.02 hereof for loss, etc. the Purchaser may suffer as a result of any breach thereof:

                           (a) Existence. The Company is a corporation duly organized and validly existing under the laws of Texas.

                           (b) Authorization; No Violation. The execution, delivery and performance by each Seller of this Agreement are within such Sellers powers, have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of Sellers. As used herein, "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, if applicable, and any law, treaty, rule or regulation, or determination of an arbitrator or any court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. As used herein, "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound. As used herein, "Person" shall mean an individual or any corporation, association, partnership, joint venture, estate, trust or other legal entity, including any Governmental Authority. As used herein, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                           (c) Government and Other Consents.  No  authorization
                  or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or

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

                  made, and no consent of any third party is required to be obtained by, each Seller for the due execution, delivery and performance by each Seller of this Agreement.

                           (d) Enforceable Obligations.  This Agreement has been
                  duly executed and delivered on behalf of each Seller and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                           (e) No Litigation. No claim, action, suit, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of each Seller, threatened by or against each Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby. To the best of Sellers' knowledge, no judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to any Seller which affects any of the Shares, the Company, this Agreement or any of the transactions contemplated hereby.

                           (f) Ownership of the Shares. Each Seller is the owner
                  of record and beneficially of the number of issued and outstanding shares listed in Schedule C. All of the Shares are free and clear of any liens, claims and encumbrances (collectively, "Encumbrances"). Each Seller has the right to transfer title to the Shares to the Purchaser. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the Shares or any interest therein (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the Shares are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof, nor is any proxy in existence with respect to any of the Shares. Upon the sale of the Shares to the Purchaser pursuant to this Agreement, the Purchaser will own the Shares free and clear of all Encumbrances.

                           (g) Disclosure. No representation or warranty made by
                  Sellers in this Agreement and in any schedule or exhibit hereto, to the best knowledge of Sellers, contains any untrue statement of material fact or omits any material fact in order to make the statements made and information contained therein as of the date hereof not misleading.

                           (h) Brokers,  Finders. The Seller has no liability or
                  obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

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

                           Section 2.02 Representations of the Sellers as to the
                  Company. Each Seller represents and warrants to the Purchaser that the following is true and correct with respect to the Company as of the date hereof and shall be true and correct as of the Closing Date. The representations and warranties set forth in this Section 2.02 are several obligations, meaning that the particular Seller making the representation and warranty will be solely therefor to the extent provided in
                  Section 6.02 hereof for loss, etc. the Purchaser may suffer as a result of any breach thereof:

                           (a) Organization, Standing and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas and the Company has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company has not qualified to do business as a foreign corporation in any state other than California. Sellers have delivered to the Purchaser true, correct and complete copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto.

                           (b) Capital Structure of the Company.  The authorized
                  capital stock of the Company consists of 1,000 shares of no par value common stock, of which 1,000 shares are issued and outstanding. No other class or series of capital stock of the Company is or has been authorized, nor has the Company authorized or issued, nor does it have outstanding, any other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to purchase any capital stock or other securities of the Company). All of the Shares are duly authorized, validly issued, fully paid and non-assessable. All of the Shares were issued in compliance with all applicable Requirements of Law (including securities laws) and in compliance with the certificate of incorporation and bylaws of the Company. There are no outstanding subscriptions for any securities to be issued by the Company.

                           (c) No Violation of Statute or Breach of Contract. To
                  the best knowledge of the Sellers, the Company is not in default under, or in violation of, (a) any material applicable Requirement of Law, or (b) any material Contractual Obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

                           (d) Government and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement or with the consummation of the transactions contemplated hereby.

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

                           (e) Effect of  Agreement.  The execution and delivery
                  of this Agreement by the Sellers, performance of the obligations of the Sellers hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any Requirement of Law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any Contractual Obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.

                           (f) Financial  Statements.  The audited balance sheet
                  and income statement of the Company as of December 31, 1998, December 31, 1999, and September 30, 2000, to be procured and paid for by the Purchaser and approved by the Sellers (the "Financial Statements") shall be complete and accurate and fairly present the assets and liabilities of the Company as of the dates and for the periods therein specified.

                           (g) Assets and Business. The Company owns the tangible assets listed in Schedule D (plus tangible assets acquired after the date hereof and minus tangible assets disposed of in the ordinary course of business after the date hereof) free and clear of all Encumbrances except as set forth in Schedule D, as such Schedule may be amended to include Encumbrances attaching after the date hereof to tangible assets acquired after the date hereof.

                           (h) Absence of Undisclosed Liabilities. Except as included in the Financial Statements and except for liabilities which arise after the date of the Financial Statements in the ordinary course of business, to the best of Sellers' knowledge, the Company does not have any material debt, liability, or obligation as of the Closing Date of any nature, accrued, absolute or contingent, due or to become due, liquidated or unliquidated (each, "Undisclosed Liability"). For purposes of this subsection 2.01(h), a liability shall be deemed to be material if it exceeds 5% of the Company's assets as shown on the Financial Statements.

                           (i) Tax Returns and Payments. All income tax returns,
                  federal, state, local, foreign and other, including, without limitation, all federal income tax returns and reports for each fiscal year of the Company through the fiscal year ended December 31, 1999 required to be filed by and/or on behalf of the Company in respect of any income taxes (including without limitation all foreign, federal, state, county and local income taxes) have been filed, and the Company has paid all income taxes shown thereon as owing except where the failure to file or to pay income taxes would not have a material adverse affect on the financial condition of the Company. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. There are no outstanding agreements or waivers extending the period of limitation applicable for assessment or collection

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

                  for any federal, state, local or foreign tax, or for the filing of any tax return, in respect of the Company for any period. Neither the federal tax returns nor any state, county, local or foreign tax returns of the Company have in the past been audited by the Internal Revenue Service or any other taxing authority. The Sellers have heretofore made available to the Purchaser copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the Closing Date. To Sellers' best knowledge, all tax returns filed by or on behalf of the Company are materially true, correct and complete. To the best knowledge of the Sellers, all taxes that the Company is or was required to withhold or collect (including, without limitation, payroll taxes) have been duly withheld or collected and paid to the proper Governmental Authority.

                           (j) Contracts. Attached hereto as Schedule E is a list of all written agreements and contracts to which the Company is a party or by which it is bound (the "Contracts"). Sellers have no reason to believe the Contracts are not valid, legally binding and enforceable in accordance with their terms and are in full force and effect. Copies of the Contracts have been delivered to the Purchaser.

                           (k) Litigation. Except as set forth on Schedule F, no
                  claim, action, suit, or other proceeding against the Company is pending or, to the knowledge of Sellers, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority. The Sellers know of no investigation of the Company by any administrative agency of any federal, state or local government. No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company.

                           (l) Accounts, Powers of Attorney. There are no persons holding a power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company. Schedule G lists the names and addresses of each bank or other financial institution in which on the date hereof the Company has an account, deposit or safe-deposit box, including the number of each such account, deposit and safe-deposit box.

                           (m) Insurance. Except as set forth in Schedule H, there are no insurance policies maintained by or on behalf of the Company in effect on the Closing Date.

                           (n) No Subsidiaries  or Joint  Ventures.  The Company
                  does not own, directly or indirectly, beneficially or of record, or have any obligation to acquire, any stock of, or other equity or ownership interest in, any Person. The Company is not a party to or involved in any joint venture.

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

                           (o) Accounts Receivable. Schedule I shall be completed by the Company on the Closing date to include a complete and accurate list of all accounts receivable of the Company as of the Closing Date.

                           (p) Minute Books. All stock books,  stock ledgers and
                  minute books of the Company have been made available to Purchaser for review.

                           (q) Employees. The Company has approximately twenty-five employees and except as set forth on Schedule J, no employee benefit plans or pension plans (as defined in
                  Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") or any incentive, bonus, stock option, stock appreciation or parachute program or any other type of employee compensation arrangement or program. Neither the Company nor any employee benefit or pension plan previously maintained by the Company has any unsatisfied liability or obligation to any former employee of the Company or in connection with any employee benefit or pension plan or any incentive, bonus, stock option, stock appreciation or parachute program.

                           (r) Toxic Wastes; Employee Safety, etc.

       (i)    Definitions.   For  purposes  of  this  Agreement,  the  following
              capitalized terms shall have the meanings set forth below:

              a) "Hazardous Substances" shall mean any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties, including without limitation, ignitability, corrosivity, reactivity, carcinogenicity or toxicity, such materials to include without limitation, oil, waste oil, petroleum waste petroleum, polychlorinated biphenyls (PCBs), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

b) "Environmental Laws" shall mean applicable federal, state, or local laws, including without limitation, common law, statutes, rules, regulations, codes or ordinances, requirements under licenses, permits, franchises, approvals or contracts, orders, demands, decrees, judgments, directives, injunctions and requirements of any other governmental authority, relating to the protection of health, safety or the environment.

       (ii) Neither the Sellers nor the Company are in actual or alleged violation of any Environmental Laws, arising from the Sellers or

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              the Company's ownership, operation or use of any property prior to the Closing Date, or arising from their ownership, operation or use of any of their other current or former assets or businesses.

       (iii) To the Sellers' knowledge, no property currently or formerly owned, operated or used by the Company or any property to which the Company may have transported, treated or disposed or arranged for the transport, treatment or disposal of Hazardous Substances is listed as a site on the National Priorities List (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended) or comparable federal, state or local list of sites of environmental concern. In addition, to the Sellers' knowledge, none of such sites are or have been the subject of any remediation, removal, cleanup, investigation, response action, claim, judgment or enforcement action regarding any actual or alleged presence of Hazardous Substances.

       (iv) To the Sellers' knowledge, the Company has not received any written notice or report of any releases of Hazardous Substances on, under, from or into any property formerly owned, operated or used by the Company during the time of its ownership, operation or use or, to the knowledge of the Sellers, prior to the Company's ownership, operation or use.

       (v) To the best of Sellers' knowledge, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or notices pending or, threatened against the Company under any Environmental Laws, including without limitation, those related to any allegations of economic loss, personal injury, illness or damage to real or personal property or the environment. To the Sellers' knowledge, there are no facts or circumstances which are reasonably likely to give rise to such a claim.

       (vi) The Company is not a party or a successor in interest to any contract or agreement, including without limitation, any purchase agreements, leases, indemnities or guaranties, pursuant to which the Company has assumed or agreed to be responsible for any current or contingent liabilities with respect to any Hazardous Substances or any matters under Environmental Laws.

                           (s) Permits,  Licenses,  Etc. No franchise,  license,
                  permit, certificate, authorization, right or other approval issued or granted by any Governmental Authority to or for the benefit of the Company is in existence or effect, except for the Company's incorporation in Texas, the Company's authorization to transact business in California as a foreign corporation, and the Company's certificate of occupancy to occupy its offices.

                           (t)  Officers;   Directors.  Schedule  K  contains  a
                  complete and correct list of all of the officers and directors of the Company.

                                  ARTICLE III.

                 Representations and Warranties of the Purchaser


                           Section  3.01 The  Purchaser  hereby  represents  and
                  warrants to the Sellers as follows:


                           (a) Existence. The Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada.

                           (b) Authorization; No Violation. The execution, delivery and performance by the Purchaser of this Agreement are within the Purchaser's corporate powers and have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Purchaser.

                           (c) Government  Authorization.  No  authorization  or
                  approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

                           (d) Enforceable  Obligations.  This Agreement and the
                  Voting Agreement and employment agreements (provided for in Sections 4.02(d) and (e), respectively, when executed) have been duly executed and delivered on behalf of the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                           (e)  No   Litigation.   No   claim,   action,   suit,
                  investigation or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

                           (f) Brokers,  Finders. The Purchaser has not retained
                  any person to act on its behalf as a broker or finder in connection with the purchase of the Shares.

                           (g) Investment  Intent. The Shares are being acquired
                  by the Purchaser for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser acknowledges that there is no existing public market for the Shares and that no registration statement relating to the Shares has been filed under the Securities Act or any applicable state securities laws, and that the Shares must be held by it for an indefinite period of time unless the Shares are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and the Purchaser acknowledges that there is no assurance or obligation as to any such registration or exemption.


                                  ARTICLE IV.

                              Conditions to Closing

                           Section 4.01 Conditions to Purchaser's Obligations. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                           (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Sellers in Article II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. The Sellers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

                           (b) Qualifications. All actions and steps necessary to assure compliance with applicable federal and state securities laws shall have been duly obtained and shall be effective on and as of the Closing, except for such filings as are required or permitted by state or federal securities laws subsequent to the Closing.

                           (c) Dividends. The Company shall not have declared or
                  paid any dividend or otherwise changed its capitalization between the date hereof and the Closing Date.

                           (d) Audited  Financial  Statements.  Purchaser  shall
                  have received and approved the Financial Statements. The Purchaser agrees that it is the Purchaser's sole obligation to pay for such audit and that neither the Sellers nor the Company shall have any liability for such expense.

                           Section  4.02   Conditions  to   Obligations  of  the
                  Sellers. The Sellers' obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

                           (a) Representations and Warranties Correct; Performance of Obligations. The representations and warranties of the Purchaser in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed by it on or prior to the Closing Date.

                           (b) Incumbency Certificate of the Purchaser. The Sellers shall have received a certificate of the Purchaser in its capacity as Secretary of the Purchaser, certifying the names and signatures of officers of the Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of the Purchaser.

                           (c) Escrow Agreement. The Escrow Agreement shall have
                  been executed by the Purchaser, the Sellers and the escrow agent and the shares of Preferred Stock shall have been deposited in escrow pursuant thereto.

                           (d) Voting Trust Agreement.  A Voting Trust Agreement
                  in form and substance acceptable to the Sellers shall have been executed by the Sellers and the Purchaser, providing for the voting by a trustee selected by the Sellers of the shares of the Company.

                           (e) Employment  Agreements.  Employment Agreements in
                  form and substance acceptable to the Sellers shall have been executed by the Sellers and the Company.

                           (f) Audited Financial Statements.  Sellers shall have
                  received and approved the Financial Statements.

                                   ARTICLE V.

                               Closing Deliveries


                           Section 5.01 Sellers' Deliveries.  At the Closing, in
                  addition to any other documents or agreements required under this Agreement, the Sellers shall deliver or cause to be delivered to the Purchaser the following:

                           (a) Stock  certificates  evidencing  the Shares  duly
                  endorsed in blank, or accompanied by stock powers duly executed in blank, in a form reasonably satisfactory to the Purchaser.

                           (b) Copies of all  consents and  approvals  obtained,
                  and all registrations, qualifications, declarations, filings and notices made, by the Sellers pursuant to Section 4.01(b) hereof.

                           (c) All records,  documents  and files of the Company
                  including, without limitation, all minute books, stock records and internal accounting records.

                           (d) Such other documents, assignments, instruments of
                  conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby.

                           Section 5.02 Purchaser's Deliveries.  At the Closing,
                  in addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver to the Sellers the Preferred Stock in accordance with the instructions of Sellers, together with. such other documents as reasonably may be required by the Sellers to consummate this Agreement and the transactions contemplated hereby and the Purchaser shall deliver one million shares of Preferred Stock to the Escrow Agent.


                                  ARTICLE VI.

                  Survival of Representations; Indemnification


                           Section 6.01 Survival of Representations. The parties
                  agree that, notwithstanding any right or ability of the Purchaser fully to investigate the affairs of the Company, any knowledge of facts determinable by the Purchaser pursuant to such investigations or right of or ability to investigate, the Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement and on the accuracy of any schedule, exhibit, document or certificate annexed hereto. All representations and warranties of the parties contained herein shall survive the Closing until the expiration of the time periods set forth in Section 6.04.

                           Section 6.02 Indemnification by the Sellers.

                           (a) Subject to the provisions of this Article VI, each Seller shall indemnify and hold harmless the Company, the Purchaser and their affiliates and the officers, partners, directors, employees, agents, owners, successors and assigns thereof from such Seller's Allocable Portion of any loss, damage, liability or expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses incurred in connection with any action, suit or proceeding against any thereof ("Adverse Consequence") incurred or suffered by such party and arising out of or resulting from (i) any material breach of any representation or warranty contained in Article II of this Agreement (provided, however, that the Sellers shall not be deemed to have breached the provisions of Section 2.01(g) unless the Sellers are also liable to the Purchaser under Section 10b-5 of the Securities Exchange Act of 1934 or Section 12(2) of the Securities Act of 1933), (ii) any material breach of any covenant made by Sellers hereunder, or (iii) any lawsuit or other proceeding or claim brought by any third party after the Closing against the Company, the Purchaser, or any of their respective officers, partners, directors, employees, agents, owners, successors and assigns with respect to any acts or omissions of the Company prior to the Closing For purposes of this Section 6.02(a), the term "material" means a breach which would have a material adverse effect on the Company's business, taken as a whole. Notwithstanding the provisions of this Section 6.02(a), the Sellers shall not have any obligation to indemnify and hold harmless the Purchaser from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Sellers contained in this Agreement (i) until the Purchaser has suffered Adverse Consequences for which the purchaser is afforded indemnification under Section 6.02 in excess of a $75,000 ($115,000 of the shares provided from Section 1.01(b) are delivered from escrow to the Sellers) aggregate deductible (after which point the Sellers will be obligated only to indemnify the Purchaser from and against further losses) or thereafter, (ii) to the extent the Adverse Consequences suffered by the Purchaser by reason of all such breaches exceeds a $2,000,000 ($3,000,000 if the shares provided for in Section 1.01(b) are delivered from escrow to the Sellers) aggregate ceiling (after which point the Sellers have no obligation to indemnify and hold harmless the Purchaser from and against further such Adverse Consequences. The term "Allocable Portion" with respect to a Seller means the number of Shares owned by such Seller divided by the number of Shares owned by all Sellers.

                           (b) Anything to the contrary contained herein notwithstanding, in the event of liability of any or all the Sellers to the Purchaser under this Article VI, the Sellers may discharge such liability by transferring to the Purchaser shares of Preferred Stock which shall be deemed to have a value per share equal to the average public trading price of the Purchaser's common stock during the 20 trading days prior to such transfer, but not less than $1 per share.

                           Section 6.03 Indemnification by the Purchaser. The Purchaser shall indemnify and hold Sellers harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against Sellers, either jointly or severally, incurred or suffered by Sellers and arising out of or resulting from (i) any breach of any representation, warranty, or covenant made by the Purchaser hereunder, or (ii) any lawsuit or other proceeding or claim brought by a third party after the Closing against one or more of the Sellers with respect to any acts or omissions of the Purchaser or the Company after the Closing.

                           Section 6.04 Time Periods. The indemnification obligations under this Article VI shall continue for the periods specified below and shall terminate with the expiration of such respective periods:

                           (a) as to representations and warranties set forth in
                  Section 2.01(f), such representations and warranties shall survive the Closing indefinitely;

                           (b) as to representations and warranties set forth in
                  Section 2.02(i), until the lapse of the statute of limitations applicable to the matters described therein;

                           (c) as to all other  representations  and  warranties
                  and breaches of any other covenant or undertaking, for two (2) years after the Closing Date.

Any claim or demand against any Sellers or the Purchaser of which notice has been given pursuant to Section 6.06 at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

                           Section 6.05 Notice Claim. Purchaser, on the one hand, and each of the Sellers, on the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification under this Article VI, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

                           Section 6.06 Defense. If the liability or claim for which indemnification under this Article VI is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability under this Article VI). If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

                           Section 6.07 Cooperation and Conflicts. Each party agrees in all cases to cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims. The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them. In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.


                                  ARTICLE VII.

                                  Miscellaneous


                           Section 7.01 Waiver. Any extension or waiver with respect to any agreement or condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

                           Section 7.02 Further Assurances.  The Sellers jointly
                  and severally agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the Shares free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

                           Section 7.03 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

                           Section 7.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                           Section  7.05  Notices,  etc.  All  notices and other
                  communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at the Purchaser's address set forth on Section 1.02 hereto or at such other address as such Purchaser shall have furnished to the Sellers by 10 days' notice in writing, with a copy to
                  (b) if to any Sellers, at the addresses set forth on Exhibit B hereto, or such other address as such Sellers shall have furnished to the Purchaser by 10 days' notice in writing.

                           Section 7.06 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; however, the Company shall pay, at the Closing, the legal fees and disbursements of legal counsel to the Sellers and the Purchaser shall pay for the audit of the Company.

                           Section 7.07 Governing Law; Jurisdiction. This Agreement shall be governed in all respects by the laws of the State of California without application of principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this

                  Agreement may be brought against any of the parties in any state or federal court located in the State of California, County of Los Angeles, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

                           Section 7.08 Benefit of Agreement;  Assignment.  This
                  Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by the Purchaser without the express written consent of the Sellers (which consent may be granted or withheld in the sole discretion of the Sellers). Notwithstanding the foregoing, this Agreement and the rights hereunder may be (i) assigned as collateral security to any lender of funds to the Company, and (ii) assigned by the Purchaser after the Closing to the beneficial owners of the Purchaser or to any subsequent purchaser or other holder of all or a portion of the Shares, provided that in no event shall the Purchaser be relieved from its obligations hereunder in connection with any such assignment.

                           Section 7.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                           Section 7.10 Titles and Subtitles.  The titles of the
                  Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                           Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                           Section 7.12 Representation Disclaimer. Sellers shall
                  not be deemed to have made to Purchaser any representation or warranty other than as expressly made by Sellers in Article II hereof. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Sellers in Article II hereof, Seller makes no representation or warranty to Purchaser with respect to:

                                    (a) any  projections,  estimates  or budgets
                           heretofore   delivered   to  or  made   available  to
                           Purchaser of future revenues, expenses or expenditures or future results of operations; or

                                    (b)  except  as   expressly   covered  by  a
                           representation and warranty contained in Article II hereof, any other information or documents (financial or otherwise) made available to Purchaser or its counsel, accountants or advisers with respect to the Company.

                           Section 7.13 Purchaser's Due Diligence Investigation.
                  Purchaser has had over 60 days (such period, "Purchaser's Due Diligence Period") in which to conduct its confirmatory due diligence. During such Purchaser's Due Diligence Period, Purchaser and its accountants, consultants, and advisers have been permitted to review the premises, facilities, books and records and contracts of the Company, and to conduct interviews with the Company's senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of Sellers contained herein. Purchaser had the right, at any time during the Purchaser's Due Diligence Period, at Purchaser's sole discretion and without any liability or obligation, to terminate all negotiations with the Sellers, except for the Purchaser's obligation to pay for an audit of the Company.

                           Section 7.14 Sellers' Due Diligence Investigation. Sellers have had over 60 days (such period, "Sellers' Due Diligence Period") in which to conduct its confirmatory due diligence. During such Sellers' due diligence period, Sellers and their accountants, consultants, and advisers were permitted to review the premises, facilities, books and records and contracts of the Purchaser, and to conduct interviews with the Purchaser's senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of Purchaser contained herein. Sellers had the right, at any time during the Sellers' Due Diligence Period, at Sellers' sole discretion and without any liability or obligation, to terminate all negotiations with the Purchaser.

                           Section 7.15 Press Releases and Public Announcements.
                  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Sellers; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

                           Section 7.16 Holding  Period.  The  Purchaser  agrees
                  that, for purposes of Securities and Exchange Commission Rule 144, the holding period with respect to all shares of Purchaser common stock delivered to the Sellers under this

                  Agreement, whether pursuant to conversion of shares of Preferred Stock or otherwise, commences on the date of the Closing and that upon the expiration of one year thereafter (or any shorter period included in any amendment to Section
                  (d) of Rule 144), upon compliance with the other requirements of Rule 144, as amended, such shares may be publicly sold. Upon the expiration of two years after the Closing (or any shorter period included in any amendment to Section (k) of Rule 144), the Purchaser shall remove all restrictive legends from certificates evidencing shares of Preferred Stock and common stock issued upon the conversion thereof.

                           Section 7.17 Capital for the Company. The Sellers have disclosed to the Purchaser that the Company is in need of $1,000,000 in capital. As a material inducement to the Sellers to enter into this Agreement, the Purchaser has represented to the Sellers that the Purchaser will conduct a private placement of its common stock (the "Offering") in order to raise funds for the Company. Accordingly, promptly after the execution of this Agreement, the Purchaser shall conduct the Offering and use its best efforts to raise capital, at least one-third of which (not to exceed $1,000,000) will be loaned to the Company on an interest-only basis at 6% per annum if raised before the Closing. The loan will be converted to capital at the Closing. If the Closing fails to occur, the loan will be repaid in 20 equal quarterly installments of principal and interest, with the first payment commencing on April 1, 2001. If the offering closes after the Closing, at least one-third of the funds raised (not to exceed $1,000,000) will be contributed by the Purchaser to the Company as capital.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.

                           CastPro.com, Inc.


                           By:________________________________



                           ------------------------------------
                           Adam Anthony


                           ------------------------------------
                           Mark W. Jones


                           ------------------------------------
                           Richard Anthony


                           ------------------------------------
                           Chuck Cody

                                  "EXHIBIT "A"



                                ESCROW AGREEMENT


         This Escrow Agreement, dated as of December____, 2000 (the "Closing Date"), among CastPro.com, a Nevada corporation ("Buyer"), Adam Anthony ("A. Anthony"), Mark W. Jones ("Jones"), Richard Anthony ("R. Anthony"), and Chuck Cody ("Cody" and collectively with A. Anthony, Jones, and R. Anthony, "Sellers"), and ____________________________________, a ___________________ as
escrow agent ("Escrow Agent").

         This is the Escrow Agreement referred to in the Stock Purchase Agreement dated December ___, 2000 (the "Purchase Agreement") among Buyer and Sellers. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         The Parties, intending to be legally bound, hereby agree as follows:

1.       ESTABLISHMENT OF ESCROW

         (a) Buyer is depositing with Escrow Agent one million (1,000,000) shares of Buyer's Class A convertible stock (together with any securities issued by Buyer as a result of the anti-dilution provisions of the shares, (the "Shares"). Escrow Agent acknowledges receipt thereof.


         (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Shares pursuant to the terms and conditions hereof.

2.       DELIVERY OF SHARES

(a) If Sellers give a notice ("Notice") to Buyer and Escrow Agent stating that the Sellers are entitled to delivery of the Shares in accordance with Section 1.01(b) of the Purchase Agreement, within 10 days after the 10th business day following such Notice, Escrow Agent shall deliver the Shares to the Sellers as follows:


                           A. Anthony.............................     225,000
                           Jones..................................     450,000
                           R. Anthony.............................     225,000
                           Cody...................................     100,000

         (b) If Buyer gives notice to Sellers and Escrow Agent disputing Seller's entitlement to delivery of the Shares, (a "Counter Notice") within 10 days following receipt by Escrow Agent of the Notice given under Section 3(a), such dispute shall be resolved as provided in Section 3(c).

         (c) If a Counter Notice is received by the Escrow Agent, Escrow Agent shall deliver the Shares only in accordance with (i) joint written instructions of Buyer and Sellers or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

3.       TERMINATION OF ESCROW

         On June 1, 2000,  Escrow Agent shall deliver the Shares to Buyer unless
(i) Escrow Agent shall have previously received a Notice from the Sellers as provided in Section 3(a), or (ii) Buyer has given a Counter Notice to Sellers and Escrow Agent in which case the Shares shall be retained by Escrow Agent, in either case until it receives joint written instructions of Buyer and Sellers or a final non-appealable order of a court of competent jurisdiction as contemplated by Section 3(c).


4.       DUTIES OF ESCROW AGENT

         (a)......Escrow  Agent  shall not be under any duty to give the  Shares held by it hereunder any greater degree of care than it gives its own similar property.

         (b)......Escrow  Agent  shall not be  liable,  except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the Buyer shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

         (c)......Escrow  Agent  shall  be  entitled  to rely  upon  any  order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

         (d)......Escrow  Agent may act  pursuant to the advice of counsel  with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         (e)......Escrow  Agent  does  not  have  any  interest  in  the  Shares deposited hereunder but is serving as escrow holder only and having only possession thereof.

         (f)......Escrow  Agent  makes  no  representation  as to the  validity, value, or genuineness of the Shares or of any document delivered to it.

         (g)......Escrow  Agent  shall not be called upon to advise any party as to the wisdom in selling or refraining from any action with respect to the shares.

         (h)......Escrow  Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Shares to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         (i)......In  the event of any  disagreement  between the other  parties hereto resulting in adverse claims or demands being made in connection with the Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Shares until Escrow Agent shall have received (i) a final nonappealable order of a court of competent jurisdiction directing delivery of the Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Shares in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

5.       LIMITED RESPONSIBILITY

         This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

6.       NOTICES

         All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt) provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Sellers:                           Adam Anthony [HOLD]

                                            Facsimile No.:
                                                          --------------------

         with copy to:                      Philip M. Shasteen, Esquire
                                            100 N. Tampa Street, Suite 1800
                                            Tampa, FL  33602-5145
                                            Facsimile No.: 813-225-11857

                           Buyer:   CastPro.com,. Inc.


                                            Attention:
                                                      ------------------------
                                            Facsimile No.:
                                                          --------------------

         Escrow Agent:
                                            ----------------------------------

                                            Attention:
                                                      ------------------------
                                            Facsimile No.:
                                                          --------------------

         with copy:
                                            ----------------------------------

                                            Attention:
                                                      ------------------------
                                            Facsimile No.:
                                                          --------------------

7.       JURISDICTION; SERVICE OF PROCESS

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of ________________, or it has or can acquire jurisdiction, in the United States District Court for the __________________ District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceedings and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


8.       COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.


9.       SECTION HEADINGS

         The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

10.      WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be defined to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.      EXCLUSIVE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Sellers and the Escrow Agent.

12.      GOVERNING LAW

         This Agreement shall be governed by the laws of the State of California without regard to conflicts of law principles.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Buyer:
Sellers:

CastPro.com, Inc.


By:
   ------------------------       ---------------------------------
As:                               Adam Anthony
   ------------------------


Escrow Agent:


                                  Mark W. Jones

By:
   ------------------------
As:
   ------------------------       ---------------------------------
                                  Richard Anthony



                                  Chuck Cody

                                   EXHIBIT "B"

                               Sellers' Addresses




Adam Anthony
4 Calaneva #10 Crystal View
Crystal Bay, NV. 89402

Mark Jones
448 Mitchell Dr.
Los Osos, CA 93402

Chuck Cody
125 Hazel
Nipomo,CA 93444

Richard Anthony
109 Hermosa
Pismo Beach, CA 93449

                                   SCHEDULE A

                                 List of Sellers





Adam Anthony
4 Calaneva #10 Crystal View
Crystal Bay, NV. 89402

Mark Jones
448 Mitchell Dr.
Los Osos, CA 93402

Chuck Cody
125 Hazel
Nipomo,CA 93444

Richard Anthony
109 Hermosa
Pismo Beach, CA 93449

                                   SCHEDULE B

                         Certification of Determination




                   CERTIFICATE OF DESIGNATION, NUMBER, POWERS
                     PREFERENCES AND RELATIVE, PARTICIPATING
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                 QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND
                     OTHER DISTINGUISHING CHARACTERISTICS OF
                            SERIES A PREFERRED STOCK
                                       OF
                                CASTPRO.com, INC.


It is hereby certified that

         1. The name of the corporation (hereinafter called the "Corporation") is CastPro.com, Inc.

         2. The certificate of incorporation of the Corporation authorizes the issuance of 25,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that three million (3,000,000) shares of the Preferred Stock (par value $1.00 per share) are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series A Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred"). No other shares of Preferred Stock shall be designated as Series A Preferred Stock.

(b) DIVIDENDS. The holders of the shares of Series A Preferred shall be entitled to receive dividends at the rate of 6% per annum of the liquidation preference per share payable yearly in fully paid and nonassessable shares of the Corporation's common stock. The number of shares of common stock to be distributed as a dividend will be calculated by dividing such payment by 95% of the Market Price on the first trading day after January 1 of each year. The term "Market Price" means, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date. Delivery of such shares of common stock shall be made not later than January 15 of each year. The closing price for each day shall be the last sales price or in case no such reported sales take place on such day, the average of the last reported bid and asked price, in either case, on the national securities exchange on which the shares of common stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the NASDAQ National Market, or other similar organization if the NASDAQ National Market is no longer reporting such information, the OTC
         Bulletin Board, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of the Company.

         No dividends may be declared or paid any other outstanding Corporation securities unless all dividends on the Series A Preferred and any other shares of Preferred Stock on a parity with the Series A Preferred have been declared and paid in full through the immediately preceding dividend payment date. The holders of the Series A Preferred at the close of business on January 1 of each year will be entitled to receive the dividend on the dividend payment date.

(c) CONVERSION. The Series A Preferred shall, at the option of the holder thereof, at any time and from time to time, be convertible into that number of fully paid and nonassessable shares of the common stock of the Corporation, equal to the par value of the shares of Series A Preferred Stock being converted plus accrued but unpaid dividends, divided by 95% of the Market Price (as that term is defined above) of the Corporation's common stock at the time of conversion. Subject to the provisions of (d) and (e), below, in no event shall the holders of the Class A Preferred Stock be entitled to receive more than 6,000,000 shares of common stock upon conversion of the Series A Preferred Stock. The conversion right of the holders of Series A Preferred shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series A Preferred, accompanied by written notice electing conversion. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series A Preferred shall be deemed to be the holder of record of common stock issuable upon conversion of such holder's Series A Preferred notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person. When shares of Series A Preferred are converted, all accumulated and unpaid dividends (whether or not declared or currently payable) on the Series A Preferred so converted, to and not including the conversion date, shall be due and payable. The conversion price shall be subject to adjustment if any of the events described in the next paragraph of this paragraph (c) occurs. The adjustment will be accomplished from time to time as described in the following paragraph.

(d)      ADJUSTMENTS   TO   CONVERSION   PRICE  FOR  STOCK   DIVIDENDS  AND  FOR
         COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the date of the filing of this Certificate shall declare or pay, without consideration, any dividend on the common stock payable in common stock or in any right to acquire common stock for no consideration, or shall effect a subdivision of the outstanding shares of common stock into a greater number of shares of common stock (by stock split, reclassification or otherwise than by payment of a dividend in common stock or in any right to acquire common stock), or in the event the outstanding shares of common stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of common stock, then the Market Price, before such event used to calculate dividends and the conversion rate, shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the common stock payable in any right to acquire common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in common stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire common stock.

(e) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the common stock issuable upon conversion of the Series A Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in (d) above, the Market Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

(f) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the common stock (other than as subdivision, combination or reclassification of shares provided for in
         (d) and (e), above), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of (b), (c) and (f) with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of (b), (c) and
         (f) (including adjustment of the Market Price then in effect and the number of shares issuable upon conversion of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and conversion rights of the holders of the Series A Preferred against impairment.

(h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Market Price pursuant to this Certificate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments.


(i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series A Preferred pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred. All shares of common stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Market Price of such fraction on the date of conversion.

(l) REDEMPTION. The Series A Preferred shall be redeemable by the Corporation at any time at the rate of $1.00 per share plus accrued and unpaid dividends. The redemption price is payable in cash 45 days after the delivery by the Corporation to each holder of Series A Preferred of a written redemption notice. If redeemed, each holder of redeemed Series A Preferred shall deliver to the Corporation the certificates evidencing the redeemed Series A Preferred. Upon receipt of the redemption notice, the holders of the Preferred Stock shall have 30 days to convert the Series A Preferred Stock into common stock at the conversion rate set forth in (c), above.

(m)      SINKING FUND. No provision shall be made for any sinking fund.

(n) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall be entitled to receive $1.00 per share before the holders of common shares and any other class or series of preferred stock (other than a class or series created after the date hereof which is entitled to share ratably with the Series A Preferred in the payment of dividends or shall, in the event the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred in any other distribution of assets, which class or series is hereinafter referred to as "Pari Passu Stock") receive any amount as a result of a liquidation, dissolution or winding up of the Corporation. If the assets to be distributed among the holders of the Series A Preferred and any Pari Passu Stock are insufficient to permit the Corporation to pay the full amount of the liquidation preference, the Corporation shall distribute its assets among the holders of the Series A Preferred and Pari Passu Stock ratably based on the respective amounts otherwise payable to them. The purchase or redemption by the Corporation of stock of any class, in any number permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of the Corporation. The Corporation shall not create, authorize, or issue any shares of stock which are superior in preference to dividends or liquidation proceeds to the Series A Preferred.

(o) INVOLUNTARY LIQUIDATION. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

(p) PREFERENCE TO DIVIDEND. No dividends shall be declared or paid on the common stock of the Corporation before all accumulated dividends on the Series A Preferred Stock have been paid.

(q) OTHER RESTRICTIONS. There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(r)

         VOTING. (i) Each holder of shares of Series A Preferred shall be entitled to one vote per share of Series A Preferred (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. If any of the events described in (d), (e), or (f) above occur, the number of votes to which the holders of the Series A Preferred are entitled shall be adjusted, as appropriate, to preserve their voting power.

                  (ii) In addition to the voting rights set forth in (r)(i) above, the holders of Series A Preferred, voting together as a class, shall be entitled to elect two members of the Board of Directors at each meeting and pursuant to each consent of the Corporation's shareholders for the election of directors. In case of any vacancy of in the office of a director occurring among the directors elected by the holders of the Series A Preferred, the remaining director so elected by the holders of the Series A Preferred may elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred.

(s) STATED VALUE. The shares of Series A Preferred shall have a stated value of $1.00 per share.

(t) OTHER PREFERENCES. The shares of the Series A Preferred shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

         FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said series A Preferred Stock and fixing the number, powers, preferences and relative, optional, participating, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.




Signed on November      , 2000



--------------------------------

                                   SCHEDULE C

                               Ownership of Shares




Mark Jones               450             45 %

Adam Anthony             225             22.5 %

Chuck Cody               100             10 %

Richard Anthony          225             22.5 %

                                   SCHEDULE D

                                 Tangible Assets



This will be delivered very soon. We are still waiting on our CPA.

                                   SCHEDULE E

                                List of Contracts



1.       CJDS
2.       Web Ideals
3.       Pro Shine
4.       Nielsen TV Index
5.       Lease - Cadillac
6.       Lease - Savin 9925DP
7.       Lease - 2 SavinFax 3685
8.       Lease - SavinFax 3680
9.       Lease - Dodge Durango
10.      Lease - Neopost Postage
11.      Lease - Suburban
12.      Lease - Lucent Tech
13.      Lease - Buick Regal
14.      SLO Self Storage
15.      Black Mamba
16.      Camelot Media
17.      Feel Golf
18.      IMT
19.      Thorne Electric
20.      Liquidmetal Golf
21.      McHenry Metal
22.      Media Funding-Spin Doctor
23.      Natural Golf
24.      Mind Body Dynamics
25.      Q-Ray
26.      Spin Doctor
27.      Sony
28.      Sport Max
29.      Swing Jacket
30.      Tae Bo
31.      Wedgewood
32.      Good Times Entertainment

                                   SCHEDULE F

                                   Litigation



Case No. 98-CV-2696  Denver, Colorado

Plaintiff and Counterclaim Defendant:                LONGBALL SPORTS, INC.

Defendant and Counterclaimant:                       Prime Time Sports TV, Inc.

                                   SCHEDULE G

                         List of Financial Institutions



First Bank            281044966           PTSTV Operations
First Bank            281047183           PTSTV Credit Card
First Bank            281047175           KRYPTOLIGHT Operations
First Bank            281047175           KRYPTOLIGHT Credit Card

                                   SCHEDULE H

                               Insurance Policies



Company Information
-------------------

The Hartford (General Liability)
Policy #: 51-43189634A
Lock Box 79212
2525 Corporate Place, 2nd Flr
Monterey Park, CA. 91754
800-447-7649

Health Net (Medical)
Policy #: 47701A
21600 Oxnard Street 7th Floor
Woodland Hills, CA 91347-4975
800-224-8808

The Principal (Dental)
Policy #: P 833-1
Group Operations
711 High Street
Des Moines, IA 50392-0432
800-647-7291

Medical Eye Services (Optical)
Policy #: 09392
P.O. Box 93022
Long Beach, CA 90809-3022
800-877-6372

Fremont Employers Ins. (Workman's Comp)
Policy #: WCN 304424 3
File #54523
Los Angeles, CA 90074-4523
800-316-9000

                                   SCHEDULE I

                      Accounts Receivable (not applicable)

                                   SCHEDULE J

                     Employee Benefit Plans or Pension Plans




Dental
Medical
Personal Leave
Vacation
401K
Holiday
Sick Leave

                                   SCHEDULE K

                      Officers and Directors of the Company




Adam Anthony                 CEO, Secretary, Director

Mark Jones                   President, Director

Chuck Cody                   Vice President, Director